Exhibit 32.1
Each of Jill D. Smith, Chief Executive Officer and President, and Yancey L. Spruill, Executive Vice President and Chief Financial Officer, DigitalGlobe, Inc., certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:
1)
the Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2010 which this statement accompanies fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and

2)
the information contained in the Quarterly Report on Form 10-Q for the quarter period ended March 31, 2010 fairly presents, in all material respects, the financial condition and results of operations of DigitalGlobe, Inc.

Date: May 4, 2010

/s/ Jill D. Smith
Jill D. Smith
Chief Executive Officer and President

/s/ Yancey L. Spruill
Yancey L. Spruill
Chief Financial Officer and Executive Vice President
A signed original of this certification has been provided to DigitalGlobe, Inc. and will be retained by DigitalGlobe, Inc. and furnished to the Securities and Exchange Commission upon request.